UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2015

VAPE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21822 Lassen St., Suite A

Chatsworth, CA 91311

(Address of principal executive office)

1-877-827-3959

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Vape Holdings, Inc., a Delaware corporation (the “Company”), has issued the following shares of its common stock pursuant to conversions of convertible notes since the filing of its Quarterly Report on Form 10-Q on August 14, 2015:

On August 26, 2015, the Company issued 446,428 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $25,000.

On September 3, 2015, the Company issued 445,196 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $25,000.

On September 8, 2015, the Company issued 446,428 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $25,000.

On September 14, 2015, the Company issued 469,925 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $25,000.

On September 16, 2015, the Company issued 188,679 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $10,000.

On September 18, 2015, the Company issued 469,925 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $25,000.

The original issuance of the above convertible notes, and their subsequent amendment, were previously disclosed on our Current Report on Form 8-K dated December 8, 2014 and in our Quarterly Reports on Form 10-Q dated February 17, 2015 and August 14, 2015, respectively, which disclosures are incorporated by reference herein.

In making the above sales without registration, we relied upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

As of September 18, 2015, the total number of shares of shares outstanding of the Company’s common stock was 15,700,320.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPE HOLDINGS, INC.

Dated: September 18, 2015	By:	/s/ Kyle Tracey
Kyle Tracey
Duly Authorized Officer, Chief Executive Officer

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